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                                  EXHIBIT 3(i)

                    ARTICLES OF INCORPORATION AND AMENDMENTS

                        OF INTERNET SPORTS NETWORK, INC.


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                          ARTICLES OF INCORPORATION
                                     OF
                          BIRCH TREE CAPITAL CORP.


         The undersigned, desiring to form a corporation (the "Corporation") under the laws of Florida, hereby adopts the following Articles of Incorporation.

                                    ARTICLE 1
                                  CORPORATE NAME

         The name of the Corporation is Birch Tree Capital Corp.

                                    ARTICLE II
                                     PURPOSE

         The Corporation shall be organized or any and all purposes authorized under the laws of the state of Florida.

                                    ARTICLE III
                                PERIOD OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                    ARTICLE IV
                                      SHARES

         The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

                                     ARTICLE V
                                 PLACE OF BUSINESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Avenue, 8th Floor, Miami, FL 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                    ARTICLE VI
                              DIRECTORS AND OFFICERS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1. The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in he ByLaws. The name and addresses of the initial Board of Directors and officers are as follows:

         Eric P. Littman                           President/Director
         1428 Brickell Avenue, 8th Floor
         Miami, FL 33131

                                  ARTICLE VII
                          DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                        1

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                                    ARTICLE VIII
                                 AMENDMENT OF BYLAWS

         Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                     ARTICLE IX
                                    SHAREHOLDERS

         9.1 INSPECTION OF BOOKS. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

         9.2 CONTROL SHARE ACQUISITION. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

         9.3 QUORUM. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.

         9.4 REQUIRED VOTE. Acts of shareholders shall require the approval of holders of 0.01% of the outstanding votes of shareholders.

                                   ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICES

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                  ARTICLE XI
                                  SUBSCRIBER

         The name and address of the person signing these Articles of Incorporation as subscriber is:

         Eric P. Littman
         1428 Brickell Avenue, 8th Floor
         Miami, FL 33131

                                   ARTICLE XII
                                    CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                       2

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                                  ARTICLE XIII
                                RESIDENT AGENT

         The name and address of the initial resident agent of this corporation is:

         Eric P. Littman
         1428 Brickell Avenue, 8th Floor
         Miami, FL 33131


         IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on September 25, 1996.

                                                   /s/ ERIC P. LITTMAN
                                                   ----------------------------
                                                   Eric P. Littman, Subscriber


Subscribed and Sworn on September 25, 1996
Before me:


/s/ ISABEL J. CANTERA
-------------------------------
Isabel Cantera, Notary Public

My Commission Expires:



                                       3

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                 CERTIFICATE DESIGNATING PLACE OF BUSINESS OR

               DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE

               NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED


         Having been named to accept service of process for Birch Tree Capital Corp. at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).

                                                    /s/ ERIC P. LITTMAN
                                                    -------------------------
                                                    Eric P. Littman


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                            ARTICLES OF AMENDMENT TO

                           BIRCH TREE CAPITAL CORP.


         THE UNDERSIGNED, being the sole director and president of BIRCH TREE CAPITAL CORP., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation shall be Internet Sports Network, Inc.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on January 27, 1999 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on January 27, 1999.



/s/ ERIC P. LITTMAN
----------------------------
Eric P. Littman, President

         The foregoing instrument was acknowledged before me on January 27, 1999, by Eric P. Littman, who is personally known to me.

                                                   /s/ PAULINE B. BROWN
                                                   ---------------------------
                                                   Notary Public

My commission expires: